Exhibit 10.10

LOAN AGREEMENT BETWEEN CARDIA, INC. AND ENCORE MEDICAL, INC.

THIS LOAN AGREEMENT (the "Agreement"), is made this 15th day of May, 2025, by and among Cardia, Inc., a Corporation organized under the laws of Florida (hereinafter known as "LENDER") and Encore Medical, Inc., a Corporation organized under the laws of the State of Minnesota (hereinafter known as "BORROWER"). BORROWER and LENDER shall collectively be known herein as "the Parties". In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

LOAN AGREEMENT

BORROWER may request the loan of cash amounts from LENDER, and LENDER may agree, in its sole discretion, to lend such amounts, as may be determined to be in the best interests of the Parties from time to time. Borrower promises to repay to LENDER, the sum of outstanding loan amounts together with interest thereon at a rate of 6 percent (%) per annum calculated and assessed based on a monthly then outstanding balance due.

ADDITIONAL LOAN TERMS

The BORROWER and LENDER, hereby further set forth their rights and obligations to one another under this Loan Agreement and agree to be legally bound as follows:

A.	Loan Amount. The total outstanding principal amount of loans actually made, excluding interest, may not exceed $200,000 at any time.

B.	Loan Repayment Terms. BORROWER may make payment(s) toward the outstanding balance due to LENDER from time to time at BORROWER'S discretion. It is understood by both Parties that, other than interest as indicated above, LENDER shall not assess or be entitled to any penalties, late fees, assessments or any other additional fees in relation to BORROWERS repayment schedule. However, BORROWER explicitly agrees that any total balance due must be fully repaid prior to any termination of this Agreement.

C.	Term. This Agreement shall remain in full force and effect for one (1) year from the date first above written and may be renewed for additional term periods by mutual agreement of the Parties in writing and attached to this Agreement.

D.	Termination. This Agreement may be terminated by either Party without cause as follows:

If terminated by BORROWER: BORROWER may terminate this Agreement with 30 days written notice PROVIDED that any outstanding amounts of principal and interest are fully repaid prior to any termination date.

If terminated by LENDER: LENDER may terminate this Agreement with 30 days written notice PROVIDED that BORROWER shall have an additional 90 days in addition to the 30 days written notice (120 days) to fully repay any and all amounts of outstanding principal and interest.

E.	Method of Loan Payment. BORROWER shall make all payments under this Agreement by check or other mutually agreeable means to LENDER as agreed to by the Parties.

F.	Default. The occurrence of any of the following events shall constitute a Default by the BORROWER of the terms of this loan agreement and promissory note:

1)	BORROWER'S failure to pay any amount due as principal or interest as required under this loan agreement.

2)	BORROWER seeks an order of relief under the Federal Bankruptcy laws.

G.	Cure of Default. Upon default, LENDER shall give BORROWER written notice of default. Mailing of written notice by LENDER to BORROWER via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery. BORROWER shall have 30 days after receipt of written notice of default from LENDER to cure said default. In the case of default due solely to BORROWER'S failure to make payment as provided for in this Agreement, BORROWER will owe to the LENDER the full remaining balance of the loan and any accrued and unpaid interest.

H.	Contact Information. LENDER and BORROWER official addresses are as follows:

Encore Medical, Inc.	Cardia, Inc.
297S Lone Oak Drive	2136 Diamond Creek Way
Suite 140	Jensen Beach, FL 34957
Eagan, MN S5121 USA

I.	Parties That Are Not Individuals. If any Party to this agreement is other than an individual (i.e., a corporation, a limited Liability Company, a Partnership, or a Trust), said Party, and the individual signing on behalf of said Party, hereby represents and warrants that all steps and actions have been taken under the entity's governing instruments to authorize the entry into this Loan Agreement. Breach of any representation contained in this paragraph is considered a material breach of the Loan Agreement.

J.	Integration. This Agreement, including the attachments mentioned in the body as incorporated by reference, sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this Agreement. This is an integrated Agreement.

K.	Severability. In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

L.	Modification. Except as otherwise provided in this document, this agreement may be modified, superseded, or voided only upon the written and signed agreement of the Parties. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the agreement contained herein.

M.	Exclusive Jurisdiction for Suit in Case of Breach. The Parties, by entering into this agreement, submit to jurisdiction in State of Minnesota for adjudication of any disputes and/or claims between the Parties under this Agreement. Furthermore, the Parties hereby agree that the courts of State of Minnesota shall have exclusive jurisdiction over any disputes between the parties relative to this agreement, whether said disputes sounds in contract, tort, or other areas of the law.

N.	State Law. This Agreement shall be interpreted under, and governed by, the laws of the State of Minnesota.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

BORROWER:	LENDER:

ENCORE MEDICAL, INC.	CARDIA, INC.

/s/ Peter Buonomo	/s/ Joe Marino
Signature	Signature

Peter Buonomo	Joe Marino
Name	Name

5/15/2025	5/15/2025
Date	Date

Cardia-Encore Medical Line of Credit

Credit Limit		$200,000.00
Interest Rate		6%
Disbursements		$128,152.88
Payments Made	$
Available Balance		$71,847.13

	Disbursement Date	Disbursement Amount	Payment Amount
	5/20/2025	$45,000.00
	6/3/2025	$45,000.00
	6/12/2025	$25,000.00
Interest	6/30/2025	$575.00
Interest	7/31/2025	$577.88
	8/1/2025	$12,000.00

RENEWAL AND AMENDMENT
to the LOAN AGREEMENT BETWEEN CARDIA, INC. AND ENCORE MEDICAL, INC.

October 1, 2025

The Parties hereby mutually agree to the following renewal and amendments to the Loan Agreement between Cardia, Inc. and Encore Medical, Inc. dated May 15th 2025 as follows:

1.	The stated maximum loan amount shall be increased to $250,000.
Section A. Loan Amount shall be amended to state: the total outstanding principal amount of loans actually made, excluding interest, may not exceed $250,000.00 at any time.

2.	The term of the original Agreement shall be renewed for an additional 12 months as provided for in Section C. Term, and this Agreement shall now expire on May 14th 2027.

Borrower

Encore Medical

/s/ Peter Buonomo
Signature

Peter Buonomo
Name

10/01/2025
Date

CARDIA, INC.

/s/ Joe Marino
Signature

Joe Marino
Name

10/01/2025
Date